EXHIBIT 23.3

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-60621, 333-78673, 333-30402, 333-49098, and 333-49134 of Greka Energy
Corporation on Form S-3 of our report dated March 27, 2003, relating to the consolidated financial statements of Greka Energy Corporation as of and for the year ended December 31, 2002 appearing in this Annual Report on Form 10-K of Greka Energy Corporation for the year ended December 31, 2002.

Deloitte & Touche LLP
New York, New York
March 27, 2003